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                                                                  Exhibit 23.10




[deBAIROS & COMPANY, P.C. Letterhead]




The Board of Directors
Steven R. Bader, D.M.D., and
Louis S. Shuman, D.M.D., P.C.

The audits referred to in our report dated November 27, 1996, included the related schedule of valuation and qualifying accounts as of May 31, 1996, and for each of the two years ended December 31, 1995 and the five month period ended May 31, 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                         /s/  deBairos & Company, P.C.
                                         -----------------------------
                                              deBairos & Company, P.C.


Cambridge, Massachusetts
October 21, 1997